3Q'21 FINANCIAL RESULTS October 19, 2021 Exhibit 99.3

2 Cautionary Statement Regarding Forward-Looking Statements The following slides are part of a presentation by Synchrony Financial in connection with reporting quarterly financial results. No representation is made that the information in these slides is complete. For additional information, see the earnings release and financial supplement included as exhibits to our Current Report on Form 8-K filed today and available on our website (www.synchronyfinancial.com) and the SEC's website (www.sec.gov). All references to net earnings and net income are intended to have the same meaning. All comparisons are for the third quarter of 2021 compared to the third quarter of 2020, unless otherwise noted. This presentation contains certain forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the "safe harbor" created by those sections. Forward-looking statements may be identified by words such as "expects," "intends," "anticipates," "plans," "believes," "seeks," "targets," "outlook," "estimates," "will," "should," "may" or words of similar meaning, but these words are not the exclusive means of identifying forward-looking statements. Forward- looking statements are based on management's current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include global political, economic, business, competitive, market, regulatory and other factors and risks, such as: the impact of macroeconomic conditions and whether industry trends we have identified develop as anticipated, including the future impacts of the novel coronavirus disease (“COVID-19”) outbreak and measures taken in response thereto for which future developments are highly uncertain and difficult to predict; retaining existing partners and attracting new partners, concentration of our revenue in a small number of partners, and promotion and support of our products by our partners; cyber-attacks or other security breaches; disruptions in the operations of our and our outsourced partners' computer systems and data centers; the financial performance of our partners; the sufficiency of our allowance for credit losses and the accuracy of the assumptions or estimates used in preparing our financial statements, including those related to the CECL accounting guidance; higher borrowing costs and adverse financial market conditions impacting our funding and liquidity, and any reduction in our credit ratings; our ability to grow our deposits in the future; damage to our reputation; our ability to securitize our loan receivables, occurrence of an early amortization of our securitization facilities, loss of the right to service or sub-service our securitized loan receivables, and lower payment rates on our securitized loan receivables; changes in market interest rates and the impact of any margin compression; effectiveness of our risk management processes and procedures, reliance on models which may be inaccurate or misinterpreted, our ability to manage our credit risk; our ability to offset increases in our costs in retailer share arrangements; competition in the consumer finance industry; our concentration in the U.S. consumer credit market; our ability to successfully develop and commercialize new or enhanced products and services; our ability to realize the value of acquisitions and strategic investments; reductions in interchange fees; fraudulent activity; failure of third-parties to provide various services that are important to our operations; international risks and compliance and regulatory risks and costs associated with international operations; alleged infringement of intellectual property rights of others and our ability to protect our intellectual property; litigation and regulatory actions; our ability to attract, retain and motivate key officers and employees; tax legislation initiatives or challenges to our tax positions and/or interpretations, and state sales tax rules and regulations; regulation, supervision, examination and enforcement of our business by governmental authorities, the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and other legislative and regulatory developments and the impact of the Consumer Financial Protection Bureau’s (the “CFPB”) regulation of our business; impact of capital adequacy rules and liquidity requirements; restrictions that limit our ability to pay dividends and repurchase our common stock, and restrictions that limit the Bank’s ability to pay dividends to us; regulations relating to privacy, information security and data protection; use of third-party vendors and ongoing third-party business relationships; and failure to comply with anti-money laundering and anti-terrorism financing laws. For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this presentation and in our public filings, including under the heading “Risk Factors Relating to Our Business” and “Risk Factors Relating to Regulation” in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed on February 11, 2021. You should not consider any list of such factors to be an exhaustive statement of all the risks, uncertainties, or potentially inaccurate assumptions that could cause our current expectations or beliefs to change. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law. Disclaimers

3 $2.00 DILUTED EPS compared to $0.52; $0.33 benefit from Gap portfolio move to HFS 15.45% NET INTEREST MARGIN compared to 13.80% 17.1% CET1 liquid assets of $14.7 billion, 16.0% of total assets SUMMARY FINANCIAL METRICS CAPITAL 3Q'21 Financial Highlights $79.8 billion LOANS Includes $76.4 billion Loan Receivables and $3.5 billion HFS compared to $78.5 billion $60.3 billion DEPOSITS 82% of current funding 2.18% NET CHARGE-OFFS compared to 4.42% 67.2 million AVERAGE ACTIVE ACCOUNTS compared to 64.3 million $1.4 billion CAPITAL RETURNED YTD returned $2.3 billion, $1.9 billion share repurchases 38.7% EFFICIENCY RATIO compared to 39.7%

3Q'21 Business Highlights

BUSINESS EXPANSION

clover
Walgreens
PayPal
ricoma THINK BEYOND
GARDNER WHITE furniture & mattresses
Abt
The Container Store
The Original Storage and Organization Store®
RITE AID
WG&R furniture
ALARM.COM
HEARTLAND DENTAL
LCA VISION

CONSUMER PERFORMANCE

New Accounts[(a)]



17%
5.3
6.2
3Q'20
3Q'21

Purchase Volume per Account[(b)]



11%
$560
$624
3Q'20
3Q'21

Average Balance per Account[(c)]



(3)%
$1,214
$1,172
3Q'20
3Q'21

DIGITAL

~65%
DIGITAL PAYMENTS*
**3Q'21 % of Total Payments*

~55%
DIGITAL APPLICATIONS

~35%
MOBILE CHANNEL APPLICATIONS

~40%
ONLINE SALES*
**Excluding Health & Wellness*

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5 Synchrony Mastercard - Diversified Growth at Attractive Returns (a)

Financial Results

Summary earnings statement

$ in millions, except per share statistics	3Q'21	3Q'20	B/(W) $	B/(W) %
Total interest income	$3,898	$3,837	$61	2 %
Total interest expense	240	380	140	37 %
Net interest income (NII)	**3,658**	**3,457**	**201**	**6 %**
Retailer share arrangements (RSA)	(1,266)	(899)	(367)	(41)%
Provision for credit losses	25	1,210	1,185	98 %
Other income	94	131	(37)	(28)%
Other expense	961	1,067	106	10 %
Pre-tax earnings	**1,500**	**412**	**1,088**	**264 %**
Provision for income taxes	359	99	(260)	(263)%
Net earnings	**1,141**	**313**	**828**	**265 %**
Preferred dividends	11	10	1	NM
Net earnings available to common stockholders	**$1,130**	**$303**	**$827**	**273 %**
Diluted earnings per share	**$2.00**	**$0.52**	**$1.48**	**285 %**

3Q'21 Highlights

- **$1.1 billion Net earnings, $2.00 diluted EPS**
  - Reserve release related to Gap portfolio to HFS was $247 million, or $187 million after-tax; EPS benefit of $0.33
- **Net interest income up 6%**
  - Interest and fees on loans up 2% driven by increase in average loan receivables
  - Interest expense decrease attributed to lower benchmark rates
- **Retailer share arrangements increased 41%**
  - Increase is driven by lower provision for credit losses and continued strong program performance, including growth and the improvement in Net Interest Income
- **Provision for credit losses down 98%**
  - Driven by reserve release, including amounts attributable to Gap portfolio, and lower net charge offs
- **Other expense down 10%**
  - Decrease primarily due to prior year restructuring charge of $89 million

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7 $44.0 Dual Card / Co-Brand Dual Card / Co-Brand(b) Growth Metrics 59.4 62.1 $74.5 $76.3 $3,586 $3,641 $33.5 $39.0 2% 16% 5% 2% (3)%Purchase volume $ in billions Loan receivables $ in billions Average active accounts in millions Interest and fees on loans $ in millions $13.1 29%$16.9 4%$18.3 $19.1 $74.5 $76.1 (a) Loan receivables shown above on a Core basis is a non-GAAP measure and excludes from both prior year and current year amounts related to the Gap portfolio. See non-GAAP reconciliation in the appendix.

8 3Q'21 Platform Results Home & Auto Digital Diversified & Value Health & Wellness Lifestyle 3Q'20 3Q'21 V% $10.7 $11.8 10% 18.1 18.2 —% $1,114 $1,114 —% 3Q'20 3Q'21 V% $9.0 $11.0 21% 16.4 17.7 7% $915 $973 6% 3Q'20 3Q'21 V% $9.6 $12.0 25% 16.3 17.9 10% $809 $780 (4)% 3Q'20 3Q'21 V% $2.7 $3.0 10% 5.7 5.7 —% $552 $587 6% 3Q'20 3Q'21 V% $1.3 $1.3 2% 2.4 2.5 3% $180 $187 4% Loan receivables $ in billions (a) Interest & Fees on Loans 2% (3)% 5% 8%4% Accounts Purchase Volume

9 Net Interest Income Net Interest Income $ in millions % of average interest-earning assets • Net interest income increased 6% – Interest and fees on loans up 2% as average loan receivables increased • Net interest margin (NIM) up 165 bps – Mix of Interest-earnings assets: 106 bps – Loan receivable mix as a percent of total Earning Assets increased from 78.3% to 83.8% – Interest-bearing liabilities cost: 51 bps – Total cost decreased 59 bps to 1.31% driven by lower benchmark rates – Loan receivables yield: 8 bps – Loan receivables yield of 19.59%, up 10 bps • 3Q’21 payment rate is ~260 bps higher compared to 5-year historical average 3Q'21 Highlights 3Q'20 NIM 13.80% Mix of Interest-earning assets 1.06% Interest-bearing liabilities cost 0.51% Loan receivables yield 0.08% Liquidity portfolio yield —% 3Q'21 NIM 15.45% NIM Walk Payment Rate Trends (a) 6% Avg. (‘16-‘20)

10 Asset Quality Metrics Allowance for credit losses $ in millions, % of period-end loan receivables Net charge-offs $ in millions, % of average loan receivables including held for sale 30+ days past due $ in millions, % of period-end loan receivables 90+ days past due $ in millions, % of period-end loan receivables (c) (a) (b)

11 • Other expense down 10% – Decrease primarily driven by prior year restructuring charge of $89 million and lower operational losses • Efficiency ratio 38.7% vs. 39.7% prior year B/(W) 3Q'20 3Q'21 V$ V% Employee costs $382 $369 $13 3% Professional fees $187 $196 $(9) (5)% Marketing/BD $107 $110 $(3) (3)% Information processing $125 $139 $(14) (11)% Other $266 $147 $119 45% Other expense $1,067 $961 $106 10% Efficiency(a) 39.7% 38.7% (1.0) pts. Other Expense Other expense $ in millions 3Q'21 Highlights (10)%

12 Liquid assets $21.4 $14.7 Undrawn credit facilities 5.4 3.7 Total liquidity $26.8 $18.4 % of Total assets 28.0% 20.0% Tier 1 Capital + Credit Loss Reserve Ratio* Capital ratios Funding, Capital and Liquidity Funding sources $ in billions V$ $(1.5) $(1.5) $(3.2) V% Liquidity $ in billions CET1 Capital Ratio Tier 1 Capital Ratio Total Capital Ratio * The “Tier 1 Capital + Credit Loss Reserve Ratio” is the sum of our “Tier 1 Capital” and “Allowance for Credit Losses,” divided by our “Total Risk-Weighted Assets”. Tier 1. Capital and Risk- Weighted Assets are adjusted to reflect the fully phased-in impact of CECL. These adjusted metrics are non-GAAP measures, see non-GAAP reconciliation in appendix. Unsecured Securitization Deposits Deposits 80% 82% +2 pts. Securitization 10% 9% (1) pt. Unsecured 10% 9% (1) pt. (a) (b)

13 Purchase Volume Continued strength into holiday season Loan Receivables Modest sequential acceleration, reflecting strength in purchase volume partially offset by continued elevation in payment rates Net Interest Margin Consistent with 3Q, reflecting continued anticipated rise in DQ Provision for Credit Losses DQ’s & NCO’s: modest increase from current levels in Q4 Reserve: net impact of asset growth, credit performance, and macroeconomic factors; continued reserve reduction related to the Gap portfolio RSA’s as % of ALR Some moderation, reflecting anticipated rise in NCO Operating Expense Slight sequential increase in dollars reflecting purchase volume and account growth Expectations for 4Q’21 Key Drivers (comments and trends in comparison to 3Q21, except where noted)

3Q'21 Key Business Themes

Enhancing customer reach & utility

- *Launched Walgreens credit card and announced PayPal savings program*
- *Broadened distribution network through partnership with Clover*
- *Expanding SetPay installment product with Pay-in-4 option*

Generating strong growth

- *Purchase volume of $42 billion, +16%*
- *Originated 6 million new accounts, +17% and 18 million new accounts YTD*
- *Including HFS, Loans grew 2%*

Credit continues to improve

- *Delinquencies down (25) bps for 30+; (19) bps for 90+*
- *NCO decreased (224) bps*

Driving greater profitability

- *NIM of 15.45%, up 165 bps*
- *Risk-adjusted yield[a] of 17.4%, up 234 bps*
- *ROA of 4.9%, up 360 bps*

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15 Footnotes References in this presentation to “HFS” are to Loan receivables Held for Sale. 3Q'21 Business Highlights | slide 4: a. New Accounts represent accounts that were approved in the respective period, in millions. b. Purchase Volume per Account is calculated as the Purchase volume divided by Average active accounts, in $. c. Average Balance per Account is calculated as the Average loan receivables divided by Average active accounts, in $. Synchrony Mastercard - Diversified Growth at Attractive Returns | slide 5: a. Based on Synchrony analysis using various external industry reports. Growth Metrics | slide 7: b. Dual Card/Co-Brand balances include Loan receivables held for sale. Platform Results | slide 8: a. Accounts represent average active accounts in millions, which are credit card or installment loan accounts on which there has been a purchase, payment or outstanding balance in the current month. Purchase volume $ in billions and Interest and fees on loans $ in millions. Net Interest Income | slide 9: a. Payment rate is calculated as customer payments divided by beginning of period loan receivables. Payment rate data excludes amounts related to the Walmart portfolio, which was sold in October 2019. Asset Quality Metrics| slide 10: a. Excluding the Gap program, 3Q’21 30+ rate was down ~40bps. versus 3Q’20 b. Excluding the Gap program, 3Q’21 90+ rate was down ~25bps. versus 3Q’20 c. Allowance for credit losses reflects adoption of CECL on January 1, 2020, which included a $3.0 billion increase in reserves upon adoption. Other Expense | slide 11: a. “Other expense” divided by sum of “NII” plus “Other income” less “Retailer share arrangements (RSA)”. Funding, Capital and Liquidity | slide 12: a. Does not include unencumbered assets in the Bank that could be pledged. b. Capital ratios reflect election to delay an estimate of CECL’s effect on regulatory capital for two years in accordance with the interim final rule issued by U.S. banking agencies in March 2020. CET1, Tier 1, and Total Capital Ratio are on a Transition basis. Key Business Themes | slide 14: a. Risk-adjusted yield is calculated as Interest and fees on loans less Net charge offs divided by average loan receivables.

17 Non-GAAP Reconciliation The following table sets forth the components of our Loan receivables for the periods indicated below. $ in millions At September 30, Total CORE LOAN RECEIVABLES 2020 2021 Loan receivables $78,521 $76,388 Loan receivables held for sale 4 3,450 Loan receivables including held for sale $78,525 $79,838 Less: Gap Loan receivables (4,016) (3,786) Less: 2020 Loan receivables held for sale (4) — Core Loan receivables $74,505 $76,052

18 Non-GAAP Reconciliation Continued* The following table sets forth the components of our Tier 1 Capital + Reserves ratio for the periods indicated below. $ in millions At September 30, Total 2020 2021 Tier 1 Capital. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $12,891 $14,314 Less: CECL transition adjustment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (2,656) (2,274) Tier 1 capital (CECL fully phased-in). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $10,235 $12,040 Add: Allowance for credit losses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10,146 8,616 Tier 1 capital (CECL fully phased-in) plus Reserves for credit losses. . . . . . $20,381 $20,656 Risk-weighted assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $76,990 $79,597 Less: CECL transition adjustment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (2,447) (2,065) Risk-weighted assets (CECL fully phased-in). . . . . . . . . . . . . . . . . . . . . . . . . . . $74,543 $77,532 * Estimated at September 30, 2021